Exhibit 10.1
EIGHTH AMENDMENT TO CREDIT AGREEMENT
THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), is made and entered into effective as of November 9, 2021 (the "Effective Date"), by and between EVOLUTION PETROLEUM CORPORATION, a Nevada corporation ("EPC"), EVOLUTION PETROLEUM OK, INC., a Texas corporation (“Evolution Texas”), NGS TECHNOLOGIES, INC., a Delaware corporation (“NGS”), EVOLUTION ROYALTIES, INC., a Delaware corporation (“Evolution Royalties”; EPC, Evolution Texas, NGS, and Evolution Royalties are collectively referred to herein as the “Original Borrowers”), EVOLUTION PETROLEUM WEST, INC., a Delaware corporation (“Evolution West”; Evolution West and the Original Borrowers are collectively referred to herein as the “Borrowers”) and MIDFIRST BANK, a federally chartered savings association ("Lender").
RECITALS
A.Borrowers and Lender are parties to that certain Credit Agreement dated as of April 11, 2016, as amended by that certain First Amendment to Credit Agreement dated as of October 18, 2017, and as further amended by that certain Second Amendment to Credit Agreement dated as of February 1, 2018, and as further amended by that certain Third Amendment to Credit Agreement dated as of May 25, 2018, and as further amended by that certain Fourth Amendment to Credit Agreement dated as of December 31, 2018, and as further amended by that certain Fifth Amendment to Credit Agreement dated as of November 2, 2020, and as further amended by that certain Sixth Amendment to Credit Agreement dated as of December 28, 2020, and as further amended by that certain Seventh Amendment to Credit Agreement dated as of August 5, 2021 (the "Existing Credit Agreement"). Capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings assigned to them in the Existing Credit Agreement.
B.The Loan is currently evidenced by that certain Amended and Restated Promissory Note in the face amount of $50,000,000.00 dated as of February 1, 2018 (the “Note”).
C.The Borrowers and the Lender have agreed to incorporate a hedging covenant and such other modifications as set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
ARTICLE I.

DEFINITIONS AND REFERENCES
Section 1.1    Terms Defined in the Existing Credit Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Existing Credit Agreement shall have the same meanings whenever used in this Amendment.
Section 1.2    Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.
“Amendment” means this Eighth Amendment to Credit Agreement.

“Amendment Documents” means this Amendment, and all other Loan Documents executed and delivered in connection herewith.
“Credit Agreement” means the Existing Credit Agreement as amended hereby.
ARTICLE II.

AMENDMENTS TO CREDIT AGREEMENT
Section 2.1    Amendments to Article 1 of the Existing Credit Agreement.
(a)    Additional definitions for the terms “Eighth Amendment Effective Date”, “Facility Usage”, “Required Hedging Percentage”, and “Utilization Percentage” shall be added to Section 1.01 of the Existing Credit Agreement, Defined Terms, to be inserted in their appropriate alphabetical location and to state as follows:
“Eighth Amendment Effective Date” means October _, 2021.
“Facility Usage” means, at the time in question, the aggregate principal amount of the outstanding Loans and existing Letter of Credit Liabilities at such time.
“Proved Developed Producing Reserves” means “proved developed producing oil and gas reserves” as such term is defined by the Society of Petroleum Engineers, or any generally recognized successor, in its standards and guidelines.
“Required Hedging Percentage” shall mean the applicable percentage set forth in the grid below based upon the Utilization Percentage then in effect:

Utilization Percentage	Required Hedging Percentage
> 75%	75%
>50% but < 75%	50%
>25% but < 50%	25%
“Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the Facility Usage on such day, and the denominator of which is the Borrowing Base in effect on such day.
Section 2.2    Amendments to Article 7 of the Existing Credit Agreement.
(a)    An additional covenant shall be added to Article 7 of the Existing Credit Agreement as Section 7.18, which shall be captioned “Minimum Hedging Requirements” and which shall state as follows:

7.18    Minimum Hedging Contracts. Upon any Advance causing the Utilization Percentage to exceed 25% or for any other reason, then Borrower shall, within thirty (30) days after such date, enter into and maintain in effect, for each fiscal month during the twelve (12) full-fiscal month period immediately following such date and on a rolling twelve (12) month basis thereafter, one or more Swap Contracts, to the extent necessary to cause the Swap Contracts of the Borrower to cover notional volumes of crude oil and natural gas, calculated separately, at least equal to the Required Hedging Percentage of the Projected Oil and Gas Production for each fiscal month during such twelve (12) full-fiscal month periods (rolling), which Swap Contracts (i) shall have the purpose and effect of fixing crude oil and natural gas prices in respect of such portion of the reasonably anticipated production of crude oil and natural gas for such fiscal month from the Proved Developed Producing Reserves of the Loan Parties, (ii) shall be on terms reasonably satisfactory to the Lender, and (iii) shall otherwise comply with the limitations set forth in Section 8.07.
ARTICLE III.

CONDITIONS OF EFFECTIVENESS
Section 3.1    Effective Date. This Amendment shall become effective as of the date first above written when and only when:
(a)    Amendment Documents. Lender shall have received duly executed and delivered counterparts of each Amendment Document (i) in form, substance and date satisfactory to Lender, and (ii) in such numbers as Lender or its counsel may reasonably request.
(b)    Certificate. Lender shall have received a certificate of a Responsible Officer of Borrower certifying as of the date of this Amendment (i) that there have been no changes to its Organizational Documents since the Closing Date, and (ii) that there are no resolutions or other action of Borrower prohibiting the transactions described in this Amendment.
(c)    Other Documentation. Lender shall have received all documents and instruments which Lender has then reasonably requested, in addition to those described in this Section 4.1. All such additional documents and instruments shall be reasonably satisfactory to Lender in form, substance and date.
(d)    No Default. No event shall have occurred and be continuing that would constitute an Event of Default or a Default.
ARTICLE IV.

REPRESENTATIONS AND WARRANTIES
Section 4.1    Representations and Warranties of Borrower. In order to induce Lender to enter into this Amendment, each Borrower represents and warrants to Lender that:
(a)    All representations and warranties made by each Borrower in any Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of time of the effectiveness hereof as if such representations and warranties had been made as of the time of the effectiveness hereof (except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such specific date).
(b)    Each Borrower has duly taken all corporate action necessary to authorize the execution and delivery by it of the Amendment Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder and will provide Lender with any approval thereof at the next scheduled meeting of any such Borrower’s board of directors.
(c)    The execution and delivery by each Borrower of the Amendment Documents to which it is a party, the performance by each Borrower of its obligations under such Amendment Documents, and the consummation of the transactions contemplated by such Amendment Documents, do not and will not (a) conflict with, violate or result in a breach of any provision of (i) to any Borrower’s knowledge, any Law, (ii) any Borrower’s Organization Documents, or (iii) any material agreement, judgment, license, order or permit applicable to or binding upon any Borrower, (b) result in the acceleration of any Indebtedness owed by any Borrower, or (c) result in or require the creation of any Lien upon the assets or properties of any Borrower except as expressly contemplated or permitted in the Loan Documents. Except (x) as expressly contemplated in the Amendment Documents and (y) such as have been obtained or made and are in full force and effect, to each Borrower’s knowledge, no permit, consent, approval, authorization or order of, and no notice to or filing with, any Governmental Authority or third party is required on the part of or in respect of any Borrower in connection with the execution, delivery or performance by each Borrower of any Amendment Document or to consummate any transactions contemplated by the Amendment Documents.
(d)    This Amendment is, and the other Amendment Documents when duly executed and delivered will be, legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights and by general principles of equity.
ARTICLE V.

MISCELLANEOUS
Section 5.1    Borrowing Base Increase. Pursuant to Section 4.02 of the Existing Credit Agreement, Lender hereby notifies the Borrowers that the Borrowing Base is hereby increased to $50,000,000.00, effective from the Eighth Amendment Effective Date until but not including the next adjustment to the Borrowing Base in accordance with the terms of the Credit Agreement. Each party hereto hereby agrees that the redetermination of the Borrowing Base provided for herein constitutes the scheduled determination to occur on or about November 15, 2021, pursuant to Section 4.02 of the Existing Credit Agreement and shall not be construed or deemed to be a special determination for purposes of Section 4.03 of the Existing Credit Agreement.
Section 5.2    Ratification of Agreements. The Existing Credit Agreement as hereby amended is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Existing Credit Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Lender under the Credit Agreement, the

Note, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Note or any other Loan Document.
Section 5.3    Survival of Agreements. All of each Borrower’s various representations, warranties, covenants and agreements in the Amendment Documents shall survive the execution and delivery thereof and the performance thereof, including the making or granting of the Loans and the delivery of the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Lender and all of Lender’s obligations to Borrowers are terminated.
Section 5.4    Waiver of Jury Trial. EACH OF THE BORROWERS AND LENDER (BY THEIR ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE BORROWERS AND THE LENDER, ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN THE LENDER AND THE BORROWERS OR ANY BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN.
Section 5.5    Interpretive Provisions. Section 1.2 of the Existing Credit Agreement is incorporated herein by reference herein as if fully set forth. Unless the context clearly indicates otherwise, all references to "Borrower" mean either or any Borrower. Each Borrower is jointly and severally liable for the Obligations. Lender may sue any Borrower, jointly or individually, without impairing Lender's rights against any other Borrower. Lender may compromise with any Borrower or any other Person for any sum Lender sees fit. Lender may release any Borrower or any other Person from any liability for the Obligations without impairing Lender's right to demand and collect the balance of the Obligations from any Borrower or other Person. No compromise or release will, except as specifically set forth in the Agreement, impair Borrowers’ rights amongst themselves.
Section 5.6    Loan Documents. The Amendment Documents are each a Loan Document, and all provisions in the Existing Credit Agreement pertaining to Loan Documents apply thereto.
Section 5.7    Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Texas.
Section 5.8    Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. The Amendment Documents may be validly executed by facsimile or other electronic transmission.
THIS AMENDMENT AND THE OTHER AMENDMENT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

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Signature Page to Eighth Amendment to Credit Agreement
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
BORROWERS:    EVOLUTION PETROLEUM CORPORATION, a Nevada corporation

By:     /s/ JASON BROWN
Name:     Jason Brown
Title:     Chief Executive Officer and President
    EVOLUTION PETROLEUM OK, INC., a Texas corporation

By:     /s/ JASON BROWN
Name:     Jason Brown
Title:     Chief Executive Officer and President

NGS TECHNOLOGIES, INC., a Delaware corporation

By:     /s/ JASON BROWN
Name:     Jason Brown
Title:     Chief Executive Officer and President
EVOLUTION ROYALTIES, INC., a Delaware corporation

By:     /s/ JASON BROWN
Name:     Jason Brown
Title:     Chief Executive Officer and President
EVOLUTION PETROLEUM WEST, INC., a Delaware corporation

By:    /s/ JASON BROWN
Name:     Jason Brown
Title:     Chief Executive Officer and President

LENDER:    MIDFIRST BANK

By:    /s/ CHAY KRAMER
Name: Chay Kramer
Title: Vice President